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                                                                    Exhibit 24.2

                       SUBSTITUTION OF POWER OF ATTORNEY

     As attorney-in-fact and agent to each of Marcel Ospel, Luqman Arnold, Hugo Schaub, Alex Krauer, Alberto Togni, Markus Kundig, Peter Bockli, Rolf A. Meyer, Hans Peter Ming, Andreas Reinhart and Eric Honnegger, pursuant to the Power of Attorney each of them executed on 14 September 2000, I hereby constitute and appoint Robert C. Dinnerstein and Robert Mills, and each of them, each with full power to act without the other or myself, the true and lawful attorneys-in-fact and agents of each of the individuals who executed the Power of Attorney for each of them and in each of their names, places and steads, in any and all capacities, to sign the registration statement on Form F-1 relating to the registration of medium-term notes issued by UBS AG, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

9 November 2000

                                               /s/ LUQMAN ARNOLD
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                                                   Luqman Arnold